                                                                    EXHIBIT 99.2


                               UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements with respect to Source Interlink are based on our historical consolidated financial statements. Set forth below are the following unaudited pro forma condensed combined financial statements:

     o The unaudited pro forma condensed combined balance sheet as of January 31, 2005, assuming the business combination between Source Interlink and Alliance occurred on January 31, 2005 and combining the January 31, 2005 historical balance sheet for Source Interlink and the December 31, 2004 historical balance sheet for Alliance; and

     o The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2005, assuming the business combination between Source Interlink and Alliance occurred as of February 1, 2004 and combining the January 31, 2005 historical statement of operations for Source Interlink and the December 31, 2004 historical statement of operations for Alliance.

     The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

     The unaudited pro forma condensed combined statements of operations do not include adjustments to eliminate operations of Alliance that were phased out prior to the acquisition of Alliance by Source Interlink. These operations did not meet the criteria for discontinued operations treatment under FASB 144, and therefore are included in the pro forma condensed combined statement of operations. For the year ended January 31, 2005, the following amounts are included in the Alliance historical financial statements related to these operations: (1) revenues of $1.2 million; (2) cost of revenues of $1.1 million;
(3) selling, general and administrative expenses of $1.2 million; and (4) interest charges of $0.4 million. In addition, the unaudited pro forma condensed combined financial statements do not reflect any benefits from potential cost savings or revenue synergies resulting from this business combination.

     The merger and related transactions will be treated as a purchase business combination for accounting purposes, and Alliance's assets acquired and liabilities assumed will be recorded at their fair value. For the purposes of this unaudited pro forma condensed combined consolidated financial data, we have assumed that our common stock price is $11.31 per share (based on an average of closing prices for our common stock from November 12, 2004 through November 26, 2004, which is the five trading days before and after the day the transaction was announced) and that approximately 50.7 million shares of our common stock are outstanding at the date of consummation of the merger.

     The allocations of the purchase price to Alliance's assets, including intangible assets, and liabilities are only preliminary allocations based on estimates of fair values and will change when actual fair values are determined. Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather are tested for impairment on at least an annual basis.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                             HISTORICAL
                                                               SOURCE         HISTORICAL                              PRO FORMA
                                                              INTERLINK        ALLIANCE                                 SOURCE
                                                             JANUARY 31,      DECEMBER 31,      PRO FORMA              INTERLINK
                                                               2005(a)          2004(a)        ADJUSTMENTS             COMPANIES
                                                            -------------    -------------    -------------          -------------
                                                                                (IN THOUSANDS)
                                                                                         ASSETS
Current assets:

  Cash ............................................         $       1,387    $      20,688    $          --          $      22,075
  Trade Receivables, net...........................                48,078          180,728               --                228,806
  Purchased claims receivable......................                 2,006               --               --                  2,006
  Inventories......................................                16,868          110,727               --                127,595
  Income tax receivable and other
   current assets..................................                 5,624            1,893               --                  7,517
  Deferred tax asset...............................                 2,302               --               --                  2,302
                                                            -------------    -------------    -------------          -------------
Total current assets...............................                76,265          314,036               --                390,301
                                                            -------------    -------------    -------------          -------------
  Property, plant and equipment, net...............                22,331           31,865           12,835 (b)             67,031

  Goodwill, net...................................                 71,600            3,876           (3,876)(c4)           227,265
                                                                                                    155,665 (c1)
  Intangible assets, net..........................                 16,126            8,127           90,520 (c2)           106,646
                                                                                                     (8,127)(c4)
  Deferred tax asset..............................                  2,903           20,030               --                 22,933
  Other assets....................................                  8,528            1,588               --                 10,116
                                                            -------------    -------------    -------------          -------------
     Total assets.................................          $     197,753    $     379,522    $     247,017          $     824,292
                                                            =============    =============    =============          =============

                                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable, accrued expenses and
   other current liabilities......................          $      29,449    $     291,701    $       1,000 (c3,e)   $     322,150

  Current maturities of long-term debt............                  5,630            9,085               --                 14,715
                                                            -------------    -------------    -------------          -------------
Total current liabilities.........................                 35,079          300,786            1,000                336,865
                                                            -------------    -------------    -------------          -------------
  Long-term debt, less current maturities.........                 34,139            2,823            3,800 (c7,d)          40,762
  Other liabilities...............................                    852              195            4,000 (c3,e)           5,047
                                                            -------------    -------------    -------------          -------------
Total liabilities.................................                 70,070          303,804            8,800                382,674
                                                            -------------    -------------    -------------          -------------
  Preferred Stock, Series A1 Cumulative...........                     --           35,853          (35,853)(c5)                --
  Preferred Stock, Series A2 Cumulative...........                     --           70,374          (70,374)(c5)                --
  Preferred Stock, Series B Cumulative............                     --           17,170          (17,170)(c5)                --
  Stockholders' Equity:
  Common stock....................................                    238                7               (7)(c6)               507
                                                                                                        269 (c9)
   Additional paid-in capital.....................                150,269           91,953          304,386 (c9)           463,935
                                                                                                      9,280 (c8)
                                                                                                    (91,953)(c6)
   Accumulated deficit............................                (23,696)        (139,639)         139,639 (c6)           (23,696)
   Foreign currency translation...................                  1,439               --               --                  1,439
   Less: Treasury Stock...........................                   (567)              --               --                   (567)
                                                            -------------    -------------    -------------          -------------
Total stockholders' equity........................                127,683          (47,679)         361,614                441,618
                                                            -------------    -------------    -------------          -------------
Total liabilities and stockholders'
  equity..........................................          $     197,753    $     379,522    $     247,017          $     824,292
                                                            =============    =============    =============          =============


       See notes to unaudited pro forma condensed combined balance sheet.

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

     (a) Certain reclassifications have been made to the historical presentation of Source Interlink and Alliance to conform to the presentation used in the unaudited pro forma condensed combined balance sheet.

     (b) To adjust the estimated value of net property, plant and equipment acquired to its estimated fair market value. The estimated increase in the fair value is approximately $12.8 million. This allocation has been preliminarily assigned to land, building and equipment based upon independent third party appraisals. The allocation included in these pro forma condensed combined financial statements is as follows (in thousands):

           Asset Class        Increase in Value       Estimated remaining useful life (in years)
           -----------        -----------------       ------------------------------------------
           Land               $           5,533                          N/A
           Building           $           4,872                         40.0
           Equipment          $           2,430                          7.0

     (c) In connection with the business combination, Alliance merged with and into a wholly owned subsidiary of Source Interlink and Alliance common stockholders received for each share of Alliance common stock they held a number of shares based on the exchange ratio of .258 to 1. Based on the fully diluted shares outstanding as of February 28, 2005, approximately 26.9 million shares of our common stock were issued in exchange for all outstanding common stock of Alliance and resulted in the equity holders of Alliance and Source Interlink immediately prior to the merger each holding 50% of the fully diluted capitalization of the combined company immediately following the merger.

     Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Alliance's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the business combination. The preliminary estimated consideration is as follows:

                                                                                                            CAPITAL IN
                                                                                                  COMMON     EXCESS OF
                                                                                                  SHARES     PAR VALUE      TOTAL
                                                                                                  ------    ----------   -----------
                                                                                                            (IN THOUSANDS)
(c9)         Issuance of Source shares to Alliance stockholders (26.9 million shares at
             $11.31)...........................................................................   $   269   $   304,386  $   304,655
(c8)         Fair value of options and warrants issued.........................................                                9,280
(c7)         Estimated transaction costs.......................................................                                3,800
                                                                                                                         -----------
             Total consideration...............................................................                          $   317,735
                                                                                                                         ===========

    The estimated consideration is preliminarily allocated as follows:

(c6)         Alliance historical net book value......................................................................  $   (47,679)
(c5)         Conversion of Alliance preferred stock to common stock..................................................      123,397
(c4)         Elimination of Alliance historical goodwill and intangibles.............................................      (12,003)
(b)          Estimate of adjustment to fair value property and equipment.............................................       12,835
(c3)         To record liability related to consulting agreement with Yucaipa........................................       (5,000)
(c2)         Estimate of adjustment to fair value identifiable intangible assets.....................................       90,520
(c1)         Estimate of adjustment to goodwill......................................................................      155,665
                                                                                                                       -----------
             Total consideration allocated...........................................................................  $   317,735
                                                                                                                       ===========

     (d) Estimated Source Interlink transaction costs have been and will be funded through borrowings on its revolving line of credit.

     (e) In connection with the merger agreement, we entered into a consulting agreement with Yucaipa, an entity affiliated with Alliance's majority stockholder, requiring a payment of $1.0 million per year for a period of five years. Under the agreement, these payments are guaranteed and no additional services are required.

     We have not completed a final assessment of the fair values of assets and liabilities of Alliance and the related business integration plans. The assessment will not be completed until the full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair values of depreciable tangible assets, identifiable intangible assets (some of which will have indefinite lives) and liabilities, including the establishment of any potential liabilities associated with business integration plans. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities. For purposes of the allocation above, we have allocated $90.5 million to identifiable intangible assets, the majority allocated to definitive life intangibles such as customer lists and software. The preliminary allocation included in these pro forma's financial statements is as follows (in thousands):

       Asset Class                        Increase in Value                  Estimated remaining useful life (in years)
       -----------                        -----------------                  ------------------------------------------
       Software                           $          17,860                                      8.0
       Customer lists                     $          72,000                                     14.5
       Covenants not to compete           $             660                                      3.0

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED JANUARY 31, 2005

                                                               HISTORICAL
                                                                 SOURCE        HISTORICAL
                                                               INTERLINK         ALLIANCE                              PRO FORMA
                                                              JANUARY 31,      DECEMBER 31,      PRO FORMA               SOURCE
                                                                 2005             2004          ADJUSTMENTS             INTERLINK
                                                             -------------    -------------    -------------          -------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...................................................  $     356,644    $     961,282    $     (17,119)(a)      $   1,300,807
Cost of Revenues...........................................        258,851          820,725           (9,116)(a)          1,041,113
                                                                                                     (29,347)(d)
                                                             -------------    -------------    -------------          -------------
Gross Profit...............................................         97,793          140,557           21,344                259,694
Selling, General and Administrative Expenses...............         55,130          115,681          (11,453)(a)            164,467
                                                                                                        (500)(b)
                                                                                                       7,809 (c)
                                                                                                         300 (e)
                                                                                                      (2,500)(f)
Fulfillment Freight........................................         21,067               --           29,347 (d)             50,414
Relocation Expenses........................................          2,450               --               --                  2,450
Loss on sale of land and building..........................          1,122               --               --                  1,122
                                                             -------------    -------------    -------------          -------------
Operating Income (Loss)....................................         18,024           24,876           (1,659)                41,241
                                                             -------------    -------------    -------------          -------------
Other Income (Expense):
  Write off deferred financing costs and original issue
   discount................................................         (1,495)              --               --                 (1,495)
  Interest income (expense), net...........................         (1,400)          (1,725)           1,726 (a)             (1,399)
  Other....................................................            161               --               --                    161
                                                             -------------    -------------    -------------          -------------
Total Other Income (Expense)...............................         (2,734)          (1,725)           1,726                 (2,733)
                                                             -------------    -------------    -------------          -------------
Income From Continuing Operations before Taxes.............         15,290           23,151               67                 38,508
Income Tax Expense (Benefit)...............................          2,228          (11,718)              26 (g)             (9,464)
                                                             -------------    -------------    -------------          -------------
Income From Continuing Operations..........................  $      13,062    $      34,869    $          41          $      47,972
                                                             =============    =============    =============          =============

Earnings per Share From Continuing Operations -- Basic.....  $        0.57    $        1.29    $          --          $        0.96
Earnings per Share From Continuing Operations -- Diluted...  $        0.53    $        1.28    $          --          $        0.92

Weighted Average of shares outstanding -- Basic............         22,963           26,937               --                 49,900
Weighted Average of shares outstanding -- Diluted .........         24,833           27,183               --                 52,016

  See notes to unaudited pro forma condensed combined statement of operations.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 2005

     (a) To eliminate the following revenues, cost of revenues, selling, general and administrative expense and interest charges of Alliance included in the statement of operations for the year ended January 31, 2005 related to DMISG. These operations were distributed by Alliance through a spin-off of the shares of Spinco to the Alliance stockholders. The amounts are as follows: (1) $17.1 million of revenues; (2) $9.1 million of cost of revenues; (3) $11.5 million of selling, general and administrative expenses; and (4) $1.7 million of interest expense.

     (b) To eliminate $0.5 million of management fees to Yucaipa, an entity affiliated with Alliance's majority stockholder, for management services provided to Alliance, which Alliance has recorded in their historical financial statements. This fee is considered a nonrecurring charge as Yucaipa will have no continuing role in the management of Alliance after the merger.

     (c) To record $7.8 million of additional depreciation and amortization expense resulting from the adjustment to Alliance's property and equipment assets and identifiable intangible assets based on the adjustment of such assets to fair value as discussed in Note (b) of the Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet. We have assumed a remaining useful life of 40 years for the buildings and a remaining useful life of 7 years for the equipment, which is in accordance with our capitalization policies. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets (some of which will have indefinite lives). For purposes of the amortization expense recorded above, we have allocated approximately $90.5 million to identifiable intangible assets, including allocations to definitive life intangibles such as customer lists and software contracts and we have assumed a 12 year average useful life.

     (d) Reclassification of fulfillment freight from cost of revenues to a separate selling, general and administrative line item has been made to the historical presentation of Alliance to conform to our presentation.

     (e) To record licensing fee expense to Spinco for the "All Media Guide" database in the amount of $0.3 million for the year ended January 31, 2005.

     (f) To eliminate the $2.5 million of third party costs incurred by Alliance directly related to the merger for their year ended December 31, 2004.

     (g) Represents the aggregate pro forma statutory income tax effect (39%) of Notes (a) through (f) above.